UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.1 per share	RFL	New York Stock Exchange

Item 8.01	Other Events

On June 22, 2022, Rafael Holdings, Inc. (the "Company") entered into a Stock Purchase Agreement (the "SPA") with I9 Plus, LLC ("I9 Plus"), an entity affiliated with members of the family of Howard S. Jonas, the Executive Chairman of the Company providing for the sale by the Company to I9 Plus of 3,225,806 shares of the Company's Class B common stock at a price per share of $1.86 (which was the greater of (1) the volume weighted average price for the Class B common stock on the New York Stock Exchange for the five trading days ending on June 21, 2022 (which are the five trading days beginning with the first full trading day following the date that the transaction was approved by the Board of Directors of the Company, and its Corporate Governance Committee which consists solely of independent members of the Board) and (2) the closing price of the Class B common stock on June 21, 2022 (the trading immediately preceding the date of the SPA)) for an aggregate purchase price of $6 million. The price per share is not lower than the "Minimum Price" under New York Stock Exchange Rule 312.04.

The consummation of the sale is expected to take place as promptly as practicable. The shares to be issued were approved for the listing on the New York Stock Exchange on July 1, 2022. The shares will be issued in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

By:	/s/ William Conkling
William Conkling
Chief Executive Officer

Dated: July 1, 2022